Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form S-8 of our report dated February 9, 2004, on our audits of the consolidated financial statements of MainStreet BankShares, Inc. and subsidiaries as of December 31, 2003 and 2002, and for the years then ended.

MCLEOD & COMPANY

Roanoke, Virginia

March 11, 2005